Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-86477, 333-80769, 333-39103, 333-121791 and 033-59769) and Form S-8 (File Nos. 333-32420, 033-51887 and 033-61847) of Protective Life Corporation and its subsidiaries of our report dated February 28, 2008 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
February 28, 2008